SECOND AMENDED AND RESTATED BYLAWS

Of

MASTECH DIGITAL, INC.

Adopted as of August 5, 2026

TABLE OF CONTENTS

1.	SHAREHOLDERS		1
	1.1.	Annual Meeting.	1
	1.2.	Special Meetings.	1
	1.3.	Place of Meeting.	1
	1.4.	Notice.	1
	1.5.	Quorum.	2
	1.6.	Shareholders Participation by Electronic Means.	3
	1.7.	Adjournments.	3
	1.8.	Action by Shareholders.	3
	1.9.	Voting Rights of Shareholders.	3
	1.10.	Proxies.	3
	1.11.	Voting List.	4
	1.12.	Determination of Shareholders of Record.	4
	1.13.	Certification by Nominee.	5
	1.14.	Presiding Officer.	5
	1.15.	Voting by Fiduciaries and Pledgees.	5
	1.16.	Voting by Joint Holders of Shares.	5
	1.17.	Voting by Corporations.	6
	1.18.	Election of Directors.	6
	1.19.	Judges of Election.	6
2.	BOARD OF DIRECTORS		7
	2.1.	General.	7
	2.2.	Number.	7
	2.3.	Regular Meetings.	7
	2.4.	Special Meetings.	7
	2.5.	Notice of Meetings.	7
	2.6.	Interested Directors or Officers; Quorum.	8
	2.7.	Compensation.	8
	2.8.	Presumption of Assent.	8
	2.9.	Presiding Officer.	9
3.	COMMITTEES OF THE BOARD		9
	3.1.	Committees of the Board.	9
	3.2.	Committee Rules.	9
4.	OFFICERS		9
	4.1.	Officers and Qualifications.	9
	4.2.	Election, Term and Vacancies.	10

	4.3.	Removal; Resignation; Bond.	10
	4.4.	Chief Executive Officer.	10
	4.5.	President.	10
	4.6.	Vice Presidents.	11
	4.7.	Secretary.	11
	4.8.	Assistant Secretary.	11
	4.9.	Treasurer.	11
	4.10.	Other Management Officers.	12
	4.11.	Limitation of Liability of Officers.	12
5.	SHARE CERTIFICATES AND TRANSFERS		12
	5.1.	Certificates.	12
	5.2.	Transfer of Shares.	13
	5.3.	Registrar, Transfer Agent, Authenticating Trustee.	13
	5.4.	Lost, Destroyed or Stolen Certificates.	13
6.	MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING, MEETINGS BY CONFERENCE TELEPHONE AND MODIFICATION OF PROPOSALS		13
	6.1.	Manner of Giving Notice.	13
	6.2.	Waiver of Notice.	14
	6.3.	Board Action by Unanimous Written Consent.	14
	6.4.	Meetings by Means of Conference Telephone.	14
	6.5.	Modification of Proposals.	14
7.	CERTAIN SHAREHOLDER RIGHTS		14
	7.1.	Inspection of Corporate Records.	14
8.	GENERAL PROVISIONS		15
	8.1.	State of Incorporation.	15
	8.2.	Registered Office.	15
	8.3.	Other Offices.	15
	8.4.	Corporate Seal.	15
	8.5.	Fiscal Year.	15
9.	EXCLUSIVE FORUM; SUBMISSION TO JURISDICTION		15
10.	AMENDMENTS		16
	10.1	Bylaw Amendments.	16

AMENDED AND RESTATED BYLAWS
of
Mastech Digital, Inc.

1.
SHAREHOLDERS
1.1.
Annual Meeting.

An annual meeting of the shareholders shall be held in each calendar year, on such date as may be fixed by the board of directors of the Corporation (the “Board of Directors” or “Board”), for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

1.2.
Special Meetings.

Special meetings of the shareholders may be called at any time by (i) the Board of Directors (or either Co-Chairman thereof) or (ii) by the Chief Executive Officer and President. Upon written request of any person who has duly called a special meeting, the Secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

1.3.
Place of Meeting.

All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated by the Board of Directors from time to time, or, if so determined by the Board of Directors in its sole discretion, by means of teleconference, the Internet or other electronic technology in accordance with Section 1704 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”) or any successor provision thereto. If the Board of Directors authorizes participation by means of teleconference, the Internet or other electronic technology, the Board of Directors shall implement reasonable measures to (a) verify that each person deemed present and permitted to vote at the meeting by means of teleconference, the Internet or other electronic technology is a shareholder or proxyholder, (b) provide each shareholder and proxyholder participating by means of teleconference, the Internet or other electronic technology a reasonable opportunity to participate in the meeting, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) maintain a record of any vote or other action taken by any shareholder or proxyholder at the meeting by means of teleconference, the Internet or other electronic technology.

1.4.
Notice.

Except as provided in Section 1.6 of these Bylaws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary, Co-Chairman or President or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by law in the particular case, at least (a) ten (10) days prior to the day named for a meeting called to consider an entity transaction under Chapter 3 of the BCL (or any successor provision thereto) or a fundamental change under Chapter 19 of the BCL (or any successor provision thereto) or (b) five (5) days prior to the day name for the meeting in any other case. The notice of meeting shall specify the place (if any), day and hour of the meeting and the means of teleconference, the Internet or other electronic technology, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws in which case the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected thereby. Notice shall be sent to the shareholders, if delivered personally or by mail, to a shareholder's postal address appearing on the books of the Corporation or, if delivered by electronic means permitted by the BCL, by facsimile transmission, email or other electronic communication to a shareholder's facsimile number or address for e-mail or other electronic communications supplied by such shareholder to the Corporation for the purpose of notice. Notice delivered personally or by mail in such manner shall be deemed to have been given to the shareholder when deposited in the United States mail or with a courier service for personal delivery to such shareholder. Notice delivered by electronic means permitted by the BCL in such manner shall be deemed to have been given to the shareholder when sent to such shareholder.

1.5.
Quorum.

A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. A shareholder or proxyholder participating in a meeting by means of teleconference, the Internet or other electronic technology shall be deemed present in person and entitled to vote at such meeting, whether such meeting is held at a designated place or solely by means of teleconference, the Internet or other electronic technology. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

1.6.
Shareholders Participation by Electronic Means.

The right of any shareholder to participate in any shareholder meeting by means of telephone conference, the Internet or other electronic means by which all persons participating in the meeting may hear each other and, in which event, all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board of Directors.

1.7.
Adjournments.

Adjournment or adjournments of any annual or special meeting of shareholders, including one at which directors are to be elected, shall be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the BCL to be set forth in the original notice of the meeting and such notice had not been previously given. Subject to quorum requirements, at any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally noticed.

1.8.
Action by Shareholders.

Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, and if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class thereon, except where a different vote is required by law or the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles”) or these Bylaws, as amended from time to time (these “Bylaws”).

1.9.
Voting Rights of Shareholders.

Unless otherwise provided in the Articles, every shareholder shall be entitled to one vote for every share outstanding in such shareholder’s name on the books of the Corporation.

1.10.
Proxies.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A transmission by electronic mail or other electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact, shall be treated as properly executed if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for purposes of a particular meeting or transaction.

Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will unless coupled with an interest, but the revocation of a proxy shall not be effective until written notice of the revocation has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

1.11.
Voting List.

The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting (or, in the case of a meeting held solely by means of teleconference, the Internet or other electronic technology, shall be made available for inspection on a reasonably accessible electronic network, provided that the information required to access such list is provided with the notice of the meeting) and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list, the Corporation may make the information available at the meeting by any other means. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

1.12.
Determination of Shareholders of Record.

The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed. The Board of Directors may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

1.13.
Certification by Nominee.

The Board of Directors may from time to time adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with said procedure, the persons specified in the certification shall be deemed, for the purposes set forth in said certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

1.14.
Presiding Officer.

All meetings of the shareholders shall be called to order and presided over by one or both of the Co-Chairmen, or, in their absence, by an officer or director of the Corporation appointed by the Chief Executive Officer and President, or, if none of those persons is present, by a chairperson of the meeting elected by the shareholders. The presiding officer of the meeting shall have the authority to establish rules and procedures for the conduct of any meeting of the shareholders, including, without limitation, rules and procedures for (a) determining the order of business, (b) the submission of questions from shareholders, (c) recognizing participants and limiting the time allotted for questions or comments, and (d) in the case of a meeting held by means of teleconference, the Internet or other electronic technology, addressing technical disruptions or other matters affecting the administration of the meeting.

1.15.
Voting by Fiduciaries and Pledgees.

Shares of this Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

1.16.
Voting by Joint Holders of Shares.

Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (a) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the vote cast by such person or a majority of such persons who are present; and (b) if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of such shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. Notwithstanding the foregoing, if there has been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of such shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote such shares but only in accordance therewith.

1.17.
Voting by Corporations.

Any other domestic or foreign corporation for profit or not-for-profit that is a shareholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any such officer or agent, unless some other person, by resolution of its board of directors or pursuant to a provision of its articles or bylaws, a copy of which resolution or provision certified to as correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Shares of this Corporation owned, directly or indirectly, by this Corporation and controlled, directly or indirectly, by the Board of Directors, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

1.18.
Election of Directors.

In election of directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for election of directors begins. The duly nominated candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

1.19.
Judges of Election.

In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or of any shareholder’s proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or proxy of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

2.
BOARD OF DIRECTORS
2.1.
General.

The business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Articles or these Bylaws directed to be exercised or performed by the shareholders.

2.2.
Number.

The Board of Directors shall consist of such number of members as determined in the Articles.

2.3.
Regular Meetings.

The Board of Directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders or at such other day, hour and place as may be fixed by the Board. The Board of Directors may designate the time and place, within or without the Commonwealth of Pennsylvania, of other regular meetings.

2.4.
Special Meetings.

Special meetings of the Board of Directors may be called by either Co-Chairman or any two (2) directors. The person or persons calling the special meeting may fix the day, hour and place, within or without the Commonwealth of Pennsylvania, of the meeting.

2.5.
Notice of Meetings.

Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director at least 48 hours (in the case of notice by telephone, facsimile transmission, electronic mail, courier service or express mail) or five days (in the case of notice by first class mail) before the date set for the meeting. Every such notice shall specify the place, day and hour of the meeting. When a meeting of directors is adjourned, notice need not be given of the adjourned meeting other than by announcement at the meeting at which the adjournment is made. Notwithstanding the above notice requirements, if any meeting of directors cannot be organized because a quorum is not present, a majority of the directors present may adjourn the meeting to such time and place as they may determine, subject to the Bylaws of the Corporation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice of the meeting.

2.6.
Interested Directors or Officers; Quorum.

A contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of this Corporation’s directors or officers are directors or officers or have a financial or other interest, shall not be void or violable solely for that reason, or solely because the common or interested director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because the common or interested director’s or officer’s votes are counted for such purpose, if (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors then serving even though the disinterested directors are less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to this Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes a contract or transaction described in this Article 2.6.

2.7.
Compensation.

By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor and a director may be a salaried officer or employee of the Corporation.

2.8.
Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 2.8 shall bar a director from asserting that the minutes of a meeting incorrectly omitted said director’s dissent if, promptly upon receipt of a copy of such minutes, said director notified the Secretary, in writing, of the asserted omission or inaccuracy.

2.9.
Presiding Officer.

All meetings of the Board of Directors shall be called to order and presided over by either Co-Chairman, or, in their absence, by a director appointed by a Co-Chairman or, if none of those persons is present, by a chairperson of the meeting elected at such meeting by the Board of Directors.

3.
COMMITTEES OF THE BOARD
3.1.
Committees of the Board.

The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. Except in the case of the Audit and Compensation Committees, if any, or other similar committees, in the absence or disqualification of any member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the resolution of the Board of Directors creating it, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders pursuant to the BCL, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of the Bylaws, (iv) the amendment, adoption or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, or (v) action on matters committed by the Bylaws or resolution of the Board to another committee of the Board. Each committee of the Board shall serve at the pleasure of the Board.

3.2.
Committee Rules.

In the absence of a resolution of the Board of Directors to the contrary, a majority of the entire authorized number of members of such committee shall be necessary to constitute a quorum for the transaction of business.

4.
OFFICERS
4.1.
Officers and Qualifications.

The Corporation shall have a Chief Executive Officer and President, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board may also elect or provide for the appointment of one or more Vice Presidents, a Controller, and such other officers and assistant officers as the Board deems necessary or advisable. Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation or as is determined by or pursuant to resolutions or orders of the Board of Directors.

4.2.
Election, Term and Vacancies.

The officers and assistant officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board or from time to time as the Board shall determine. Each officer shall hold office at the pleasure of the Board. A vacancy in any office occurring in any manner may be filled by the Board of Directors and, if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

4.3.
Removal; Resignation; Bond.
4.3.1.1.
Removal. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
4.3.1.2.
Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.
4.3.1.3.
Bond. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.
4.4.
Chief Executive Officer.

The Chief Executive Officer shall have such authority and perform such duties as the Board of Directors may from time to time designate. Subject to the control of the Board of Directors and, within the scope of their authority, any committees thereof, the Chief Executive Officer shall (a) have general and active management authority with respect to all the business, property and affairs of the Corporation, (b) see that all orders and resolutions of the Board of Directors and the committees thereof are carried into effect, (c) pursuant to Sections 4.6 and 4.10, appoint and remove subordinate officers and agents, other than those appointed or elected by the Board of Directors, as the business of the Corporation may require, (d) act as the duly authorized representative of the Board in all matters, except where the Board has formally designated some other person or group to act, and (e) in general perform all the usual duties incident to the office of chief executive officer.

4.5.
President.

The President shall (a) represent the Board of Directors, except where the Board has formally designated some other person or group to act, (b) execute, on behalf of the Corporation, contracts, leases, deeds, mortgages, notes and other instruments authorized by the Board of Directors, except in cases where the Board of Directors, these Bylaws or law expressly requires the execution thereof by some other officer, (c) together with the Co-Chairmen, pursuant to Sections 4.6 and 4.10, appoint and remove subordinate officers and agents, other than, those appointed or elected by the Board of Directors, as the business of the Corporation may require, (d) work in the management of the business, property and affairs of the Corporation and (e) have such other authority and perform such other duties as the Board of Directors may from time to time designate.

4.6.
Vice Presidents.

Each Vice President, if any, shall perform such duties as may be assigned to him or her by the Board of Directors or by the Chief Executive Officer and President. In the absence or disability of the Chief Executive Officer and President, the most senior in rank of the Vice Presidents shall perform the duties of the President.

4.7.
Secretary.

The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the Board of Directors, and any committees of the Board of Directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the Articles, and these Bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed Assistant Secretary and may delegate custody of the Corporation’s stock books, stock ledgers, shareholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

4.8.
Assistant Secretary.

The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time designate.

4.9.
Treasurer.

The Treasurer shall have general supervision of the fiscal affairs of the Corporation. The Treasurer shall, with the assistance, of the Chief Executive Officer and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Corporation in such mariner as may be directed by the Board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the Board of Directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the Board; (e) cooperate in the conduct of the annual audit of the Corporation’s financial records by certified public accountants duly appointed by the Board; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the Board of Directors or the President.

4.10.
Other Management Officers.

Subject to control of the Board of Directors, the Chief Executive Officer and President, together with the Co-Chairmen of the Board, may select and appoint such other management officers as they deem advisable, including without limitation Managing Directors, who shall have such authority and perform such duties as may from time to time be prescribed by the Chief Executive Officer and President or by the Board.

4.11.
Limitation of Liability of Officers.

To the fullest extent authorized by applicable law, an officer of the Corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature, including, without limitation, attorneys’ fees and disbursements) for any action taken, or any failure to take any action, unless (a) the officer has breached or failed to perform the duties of his or her office under Subchapter C of Chapter 17 of the BCL (or any successor provision thereto), and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 4.11 shall not apply to (i) the responsibility or liability of an officer pursuant to any criminal statute or (ii) the liability of an officer for the payment of taxes pursuant to federal, state or local law. This Section 4.11 shall not be deemed to limit any elimination or limitation of liability of officers for monetary damages to which an officer of the Corporation may be entitled under any provision of the Articles.

5.
SHARE CERTIFICATES AND TRANSFERS

5.1.
Certificates.

All classes and series of shares of capital stock of the Company, or any part thereof, shall be represented by stock certificates or shall be uncertificated shares, as determined by the Board of Directors, provided, that every shareholder shall be entitled to a share certificate if he or she so requests in the manner prescribed by the Company. Share certificates shall be in such form as shall be approved by the Board of Directors and shall state: (i) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, which the share certificate represents.

In the event that the Corporation is authorized to issue shares of more than one class or series, each share certificate shall also state, on the face or back of the certificate, that the Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

5.2.
Transfer of Shares.

Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form). Transfers shall be made by the Corporation or its duly authorized agent as required by law. Except as otherwise set forth in Section 1.12 above (Certification by Nominee), the Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

5.3.
Registrar, Transfer Agent, Authenticating Trustee.

The Corporation may, but need not, designate another organization to act as authenticating trustee, transfer agent, registrar or other agent for the Corporation in the registration of transfers of its securities, the issuance of new securities or the cancellation of surrendered securities, and to perform such other functions as agent for the Corporation as the Corporation may deem appropriate.

5.4.
Lost, Destroyed or Stolen Certificates.

If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors may authorize and shall be issued in place of the original security, in accordance with 13 Pa. C.S. (S) 8405(2), if the owner: (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond in such amount as the Corporation may determine; and (c) satisfies any other reasonable requirements imposed by the Corporation.

6.
MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING, MEETINGS BY CONFERENCE TELEPHONE AND MODIFICATION OF PROPOSALS
6.1.
Manner of Giving Notice.

Whenever written notice is required to be given to any person under the provisions of the BCL or by the Articles or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile transmission or electronic mail or other form of electronic transmission, in the case of a shareholder, to the shareholder’s address (or to the shareholder’s facsimile number, electronic mail address, or other address for electronic transmission) appearing on the books of the Corporation or, in the case of a director, to the address supplied by the director to the Corporation for the purpose of notice. Notice sent by mail or by courier service shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery except that, in the case of directors, notice sent by regular mail shall be deemed to have been given forty-eight (48) hours after being deposited in the United States mail or, in the case of facsimile, electronic mail, or other electronic transmission, when dispatched.

6.2.
Waiver of Notice.

Whenever any written notice is required to be given by statute or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

6.3.
Board Action by Unanimous Written Consent.

Any action required or permitted to be taken at a meeting of the directors or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all of the directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the Secretary of the Corporation.

6.4.
Meetings by Means of Conference Telephone.

One or more persons may participate in a meeting of the directors, or of any committee of directors, or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

6.5.
Modification of Proposals.

Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Articles or Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

7.
CERTAIN SHAREHOLDER RIGHTS
7.1.
Inspection of Corporate Records.

Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporations, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its place of business wherever situated.

8.
GENERAL PROVISIONS
8.1.
State of Incorporation.

The Corporation is incorporated under the laws of the Commonwealth of Pennsylvania.

8.2.
Registered Office.

The location and post office address of the registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 1000 Commerce Drive, Suite 500, Pittsburgh PA 15275 until otherwise established by an amendment of the Articles or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

8.3.
Other Offices.

The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

8.4.
Corporate Seal.

The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

8.5.
Fiscal Year.

The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

9.
EXCLUSIVE FORUM; SUBMISSION TO JURISDICTION

9.1 Exclusive Forum and Submission to Jurisdiction.

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the state courts of the Commonwealth of Pennsylvania in and for Allegheny County (or, in the event that the state courts of the Commonwealth of Pennsylvania in and for Allegheny County do not have jurisdiction, the federal district court for the Western District of Pennsylvania or other state courts of the Commonwealth of Pennsylvania) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or shareholder of the Corporation to the Corporation or to the Corporation's shareholders, (iii) action or proceeding brought under Subchapter 15D of the BCL (relating to dissenters rights) or any successor provision thereto, (iv) any action or proceeding brought under Chapter 25 of the BCL (related to registered corporations) or any successor provision thereto, (v) any action or proceeding brought under Subchapter 17G of the BCL (related to judicial supervision of corporate action) or any successor provision thereto, (vi) any action, suit or proceeding arising pursuant to any provision of the BCL or the Articles or these Bylaws or (vii) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Section 9.1, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the Commonwealth of Pennsylvania (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such shareholder in any such action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to Section 9.1. Notwithstanding the foregoing,

the provisions of this Section 9.1 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. If any provision or provisions of this Section 9.1 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (A) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.1 (including, without limitation, each portion of any paragraph of this Section 9.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (B) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

10.
AMENDMENTS

10.1 Bylaw Amendments.

These Bylaws may be altered, amended or repealed by the Board of Directors, as set forth in the Articles, which provisions are incorporated herein with the same effect as if they were set forth herein.